Exhibit 10.10

PRIVATE AGREEMENT

between

AVENTIS BULK S.p.A., having its registered office at Piazzale Stefano Türr 5, Milan, and with Companies Registry, Tax and VAT No. 08517160159, in the person of its pro tempore legal representative,

(hereinafter referred to as “AVENTIS BULK”)

and

BIOSEARCH MANUFACTURING S.r.l., having its registered office at Piazza Mulino, Matera, and with Companies Registry, Tax and VAT No. 01023770777, in the person of its pro tempore legal representative,

(hereinafter referred to as “BIMA”)

WHEREAS

•	BIMA has asked AVENTIS BULK whether the latter would be willing to produce for it the active ingredient Dalbavancin (hereinafter “BI-397”) at AVENTIS BULK’s Brindisi plant (hereinafter the “Plant”) using technology owned by BIOSEARCH ITALIA (hereinafter the “Technology”) which BIMA has full access to;

•	AVENTIS BULK has declared that is willing to perform such activities and accordingly the parties have negotiated in good faith all the aspects of the activities to be carried out;

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	now it is necessary to formalise in a specific agreement the contents of the understanding reached .

THEREFORE THE PARTIES AGREE AS FOLLOWS

ARTICLE 1 - RECITALS

The preceding recitals are an integral part of this Agreement.

ARTICLE 2 - OBJECT

BIMA appoints AVENTIS BULK to proceed to produce BI-397 subject to the terms and conditions set forth herein. For its part AVENTIS BULK accepts the appointment.

ARTICLE 3 - [*] LOAN

3.1	in view of the necessity to adapt the facilities at the Plant in order to proceed to production of BI-397, BIMA undertakes to acquire the equipment agreed with AVENTIS BULK and to take responsibility for modifying and adapting the facilities required for the production process (hereinafter referred to altogether as the “Equipment”), subject to joint testing of the Equipment.

3.2	AVENTIS BULK undertakes to follow installation of the Equipment in the Plant with its own engineering personnel.

3.3	Further to and within the meaning of Article 1803 et seq. of the Civil Code, BIMA grants a [*] loan of the Equipment to AVENTIS BULK which accepts. At a subsequent date the Equipment shall be described in a separate written document which will upon its signing form an integral part of this Agreement.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.4	The Equipment will be used at the Plant within the framework of the BI-397 production process

3.5	AVENTIS BULK shall maintain custody of and manage the Equipment with the care one would expect of a good father, performing all ordinary and special maintenance.

3.6	Upon cessation for any reason of the relationship concerning BI-397, BIMA will [*] possession of the Equipment, arranging to remove it at its own risk and expense.

3.7	The [*] loan shall commence from the date of effective installation of the Equipment, as indicated in the installation report, and will terminate on the date of cessation of relations concerning BI-397. On that date the parties may also reach an agreement in good faith on the possibility for AVENTIS BULK to purchase the Equipment unless the parties agree otherwise in the meantime.

3.8	In any event BIMA shall accept the return of the Equipment in the state it finds it resulting from fair wear and tear, hereby waiving any right to compensation or right to have the Equipment returned in a pristine state unless the damage thereto is connected to the clear negligence of AVENTIS BULK.

3.9	AVENTIS BULK shall assist in the installation of the Equipment and provide the engineering support of its own personnel or third parties as the case may be. Such service, as well as any assistance provided by third parties (engineering companies, specialists, assemblers, etc.) must be authorised in advance by

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BIMA, which shall bear the full costs thereof. Any objections concerning defects (latent or otherwise) in the Equipment or the machinery lent [*] shall be made by AVENTIS BULK directly to the suppliers, as BIMA has made such arrangements with the latter. BIMA undertakes to ensure that the [*] lent Equipment is kept free of any charges and burdens.

ARTICLE 4 - MANUFACTURING

4.1	BIMA appoints AVENTIS BULK to proceed to utilise the technology for the production of BI-397 according to the procedure (hereinafter the “Manufacturing”) that will be tested in advance by AVENTIS BULK at its own laboratories to check its feasibility on an industrial scale.

4.2	AVENTIS BULK will be [*] for BI-397 and BIMA is expressly [*] of BI-397 of not less than [*] of its [*] during the term of this Agreement. This clause may be modified by agreement between the parties should any of the events envisioned in Article 13.4 hereunder occur.

4.3	AVENTIS BULK undertakes to perform the Manufacturing fully observing the applicable laws and good manufacturing practice as well as the production licenses issued by the Ministry of Health (Exhibit A lists in detail each of the parties’ responsibilities as agreed by them in relation to the Manufacturing).

4.4	Validation of the BI-397 production process will be the subject matter of a separate agreement if so requested by BIOSEARCH.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 5 - LIABILITY

5.1	AVENTIS BULK shall be liable for any loss, damage or claim of any nature arising out of or in connection with the Manufacturing and directly stemming from its activities save for cases of force majeure and circumstances beyond the control of AVENTIS BULK. Such liability refers solely to activities carried out or to be carried out by AVENTIS BULK further to this Agreement.

5.2	AVENTIS BULK shall not be liable for any loss, damage or claim where such have arisen as a result of the activities carried out or to be carried out by BIMA further to this Agreement.

5.3	Should AVENTIS BULK come to know of any claim and/or legal proceedings instituted with reference to BI-397, it shall timely notify BIMA accordingly in order to agree a common line of defence.

5.4	BIMA shall be liable for any loss, damage or claim of any nature arising out of or in connection with the application of the manufacturing procedure provided by AVENTIS BULK that stem from shortcomings in its analysis of the risks involved in the said procedure or in the information it has given to AVENTIS BULK.

ARTICLE 6 - SUPPLY OF TECHNOLOGY AND RAW MATERIALS

NECESSARY FOR THE MANUFACTURING

BIMA shall be obliged to supply AVENTIS BULK information on the quantity and quality of raw materials, the specifications, the control and analysis methods and the BI-397 manufacturing process. At its own risk and expense BIMA shall be obliged

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to supply the technology to AVENTIS BULK at the Plant. The Technology supplied shall be shall be utilised by AVENTIS BULK exclusively for the Manufacturing. AVENTIS BULK for its part undertakes to directly supply all the raw materials necessary for the Manufacturing, acquiring them from its regular suppliers or those agreed with BIMA. The costs of the raw materials will be charged by AVENTIS BULK to BIMA at the end of each Manufacturing at effective average inventory price at the time of their use.

ARTICLE 7 - CHECKS AND CONTROLS

Without prejudice to the provisions of specific articles of this Agreement, as regards quality control and inspection procedures the parties will adhere to the relevant procedures used in the Plant and the methods described in the documentation furnished by BIMA. BIMA shall be entitled to carry out checks and inspections on the Manufacturing, which AVENTIS BULK shall permit provided they are performed during normal working hours on business days.

ARTICLE 8 - PERMITS AND AUTHORISATIONS

At its own risk and expense AVENTIS BULK shall apply for the grant of whatever authorisations are required from an environmental and safety point of view to produce BI-397 in compliance with the applicable laws, rules and regulations in force. Moreover, AVENTIS BULK shall send the required communications and notices concerning the production of BI-397, complying with the specific obligations imposed by the applicable legislation.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 9 - CONFIDENTIALITY

The parties undertake to treat as secret and confidential all information they become aware of from the other party during the performance of this Agreement and also agree not to use such information for purposes other than this Agreement. The parties further undertake not to disclose such information to third parties, strictly limiting knowledge thereof to the employees involved in performing this Agreement.

The following are exceptions to the foregoing prohibition:

1)	information which at the time of its communication is already in the public domain;

2)	information which after being communicated will enter the public domain following publication or for other reasons provided such is not a result of breach of this Agreement;

3)	information which a party can prove was already in its possession prior to communication thereof by the other party and which was not obtained directly or indirectly from that other party;

4)	information received from third parties provided such third parties have not directly or indirectly received it by virtue of a secrecy agreement.

ARTICLE 10 - CONSERVATION OF THE BI-397

10.1	Without charging any additional fees therefor AVENTIS BULK shall arrange to store and maintain custody of the BI-397 produced and AVENTIS BULK

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

also undertakes to move it in conformity with BIMA’s instructions. AVENTIS BULK further undertakes to comply with all of the accounting and administrative formalities in connection with such storage and movement.

10.2	The BI-397 stored in AVENTIS BULK premises shall belong to BIMA and be considered as such by AVENTIS BULK.

10.3	The BI-397 shall be insured by AVENTIS BULK with a leading insurance company against all risks in connection with its storage including theft, fire and robbery.

ARTICLE 11 - ORDERS

11.1	Orders

With effect from the commencement date of this Agreement, BIMA shall send AVENTIS BULK orders for the BI-397 to be produced and delivered by AVENTIS BULK during the subsequent [*] period subject to availability of the production procedure and the Equipment. In order to ensure optimal planning of production, the orders shall be communicated within the [*]. The delivery dates will be agreed between the parties. The quantity to be ordered by BIMA will be agreed from time to time taking account of the jointly agreed production yield.

11.2	Execution of the Orders

AVENTIS BULK shall execute the orders on the agreed delivery dates. The BI-397 produced on foot of this Agreement shall be sent by AVENTIS BULK

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

in accordance with the instructions given by BIMA for each order. Any delays in delivering the BI-397 owing to transportation problems may not in any way be imputed to AVENTIS BULK. As soon as manufacturing of the ordered quantity has been completed, AVENTIS BULK will immediately notify BIMA accordingly.

11.3	Forecast Volumes

Over the next [*] BIOSEARCH envisages that it will require the quantities set forth in Exhibit A hereto. In any event BIMA will give notice of possible [*] (+/-[*]) or timing with respect to what is currently indicated in Exhibit A.

ARTICLE 12 - MANUFACTURING FEES AND PAYMENT TERMS

12.1	Apart from the costs of the raw materials that will be specifically charged to BIMA and be the object of separate invoicing by AVENTIS BULK, the fee for the Manufacturing that is the subject matter of this Agreement shall be determined as follows:

For every single Manufacturing, commencing from A40926 and corresponding to an entire batch of BI-397 (equal to about [*]) BIMA shall pay AVENTIS BULK the sum of [*]plus VAT ex-Plant. For an entire batch of BI-397 (equal to about [*]) coming from a maximum of [*] distinct chromatographs and at an intermediate manufacturing stage, BIMA shall pay AVENTIS BULK the sum of €[*] plus VAT ex-Plant. Should BIMA requested that manufacturing be stopped at the intermediate called “MA”, the fee to be

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

paid to AVENTIS BULK shall in the first case be €[*] and in the second €[*]. Such prices will at the end of each solar year be revised in accordance with variations in the ISTAT index, commencing from January 2003.

12.2	In the event of significant variations in the productivity and/or yield of the Manufacturing the parties agree to renegotiate in good faith the fee under the preceding paragraph. Should the parties fail to reach agreement on the new fee, AVENTIS BULK shall be entitled to withdraw from this Agreement subject to giving adequate notice.

12.3	The fee for Manufacturing does not comprise the costs for the disposal of any ‘special’ waste, which said costs shall be charged in full by AVENTIS BULK to BIMA.

ARTICLE 13 - TERM

13.1	This Agreement shall take effect from 1 December 2001 and run for a term of three years from such date

13.2	Upon expiry of the foregoing period, this Agreement will automatically renew for subsequent one year periods subject to either party’s right not to renew to be communicated in writing to the other party by registered post (with advice of receipt) with at least one year advance notice from the expiry date.

13.3	This Agreement may be terminated immediately by either of the parties without any notice period and subject to communicating the termination by registered letter (with advice of receipt) in the event that the other party

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

breaches any one of its obligations and fails to remedy the breach with sixty days of being requested to do by the non-defaulting party.

13.4	BIMA shall have the right to withdraw from this Agreement subject to giving at least 18 months prior written notice in the event that one of its production units becomes available provided it that notifies AVENTIS BULK of such in writing by registered post (with advice of receipt). No indemnity shall be due to AVENTIS BULK in such case.

13.5	AVENTIS BULK shall have the right to withdraw from this Agreement subject to giving at least 18 months prior written notice, without incurring any penalty or having to pay any compensation or indemnity to BIMA, in the event of the further unavailability of its plants necessary for the production of its own products.

ARTICLE 14 - ASSIGNMENT

This Agreement may in no case be assigned or transferred by either party in whole or in part to third parties without the prior written consent of the other party. AVENTIS BULK shall have the right to assign this Agreement to other companies of the Aventis Group in Italy or other future group it will belong to subject to giving BIMA written notice thereof. BIMA shall have the right to assign this Agreement to BIOSEARCH ITALIA or other company controlled by BIOSEARCH ITALIA subject to giving AVENTIS BULK written notice thereof.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 15 - DISPUTES

The Courts of Milan shall have exclusive jurisdiction over any dispute that may arise between the parties in relation to the interpretation and/or performance of the provisions of this Agreement.

ARTICLE 16 - CONTRACTUAL EXPENSES AND TAXATION

The parties declare that the goods and services contemplated by this Agreement are subject to VAT and thus this Agreement will be registered at a fixed tax pursuant to and in accordance with Articles 5 and 40 of Presidential Decree no. 131 of 24 April 1986.

Read, confirmed and signed

Lainate, 28 February 2002

AVENTIS BULK S.p.A.	BIOSEARCH	MANUFACTURING	S.R.L.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

1.	DALBAVANCIN API - Aventis Bulk / Biosearch Manufacturing

RESPONSIBILITY	[*]	[*]

Activities in relation to materials utilised and their analytical control

• Specifications for the materials not in use at the Brindisi plant (for the materials already in use at the Brindisi plant, just BIMA’s approval is required)		[*]

[*]		[*]

• Acquisition, sampling, analysis and release of raw and packaging materials	[*]

• Maintenance and storage of samples of the raw materials in accordance with Aventis Bulk procedures and for the intermediates and the API Dalbavancin in accordance with BIMA specifications	[*]

• Sampling and analysis of the Dalbavancin in accordance with the analytical methods furnished by BIMA	[*]

• Process controls in accordance with Aventis experience and indications given by BIMA	[*]

Quality Assurance Activities

• Issue of basic formula		[*]

• Issue of master documents for production	[*]

• Numbering of lots in accordance with Aventis Bulk procedures	[*]

• Shipment authorisation		[*]

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

• Operating manual based on documentation supplied by[*]	[*]

• Preparation of Master Batch Production Record.	[*]	[*]

• Qualification of suppliers of raw materials	[*]

•        Qualification or (requalification) of plant, machinery or systems necessary to produce the Dalbavancin, preparation of the Master Plan, qualification protocols, implementation of activities, issue of qualification reports

	[*]	[*]

• Validation of cleaning for the equipment used for two or more products	[*]	[*]

• Ensuring correct storage conditions	[*]

• Preparation, issue and verification of Batch Production Records	[*]

• Release of API Dalbavancin in accordance with the Quality Control results as well for compliance with the GMP’s	[*]	[*]

• Production and control documentation	[*]

• Batch failure	[*]

• Change Control		[*]

•        Investigations in the event of process deviations, failure to meet specifications or analytical values showing an atypical trend (also for the parameters to be monitored, but not specifically) in accordance with Aventis Bulk procedures

[*]

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

• Audits/inspections as per contract provisions or because required by a specific necessity to complete an investigation or for other reasons (for example, [*]		[*]

• Shipment documentation	[*]	[*]

• List of [*] the Dalbavancin (with [*] ); Information in the [*]	[*]

Regulatory Activities

• Definition and updating of regulatory documentation and contact with registration agencies		[*]

• Supply of technical documentation regarding the activities carried out in Brindisi for the drawing up of the Process Development Report	[*]

• DMF, preparation and submission to regulatory authorities, if requested	[*]

• Transfer of analytical methods from[*]		[*]

2.	Reference Documentation supplied by BIMA to Aventis Bulk

Documentation	Reference	Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

Quantities of BI-397 forecast for the next [*]

YEAR	KG
[*]	[*]
[*]	[*]
[*]	[*]

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.